Exhibit (v)	Consents of Independent Registered Public Accounting Firms

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 28, 2022, with respect to the statutory financial statements of Delaware Life Insurance Company, incorporated herein by reference in the Registration Statement (No. 333-65048) on Form N-6, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information.

/s/ KPMG LLP

Hartford, CT

April 28, 2022

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 28, 2022, with respect to the financial statements for each of the sub-accounts of the Delaware Life Variable Account G indicated in our report, incorporated herein by reference in the Registration Statement (No. 333-65048) on Form N-6, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, MA

April 28, 2022

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 36 to the Registration Statement on Form N-6 (No. 333-65048) (the “Registration Statement”) of our report dated April 28, 2021 relating to the financial statements of Delaware Life Variable Account G, which appears in this Registration Statement. We also consent to the incorporation by reference in the Registration Statement of our report dated April 28, 2021 relating to the statutory financial statements of Delaware Life Insurance Company. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Hartford, CT

April 29, 2022